Exhibit 99.3

RENAISSANCE LEARNING, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

[For use with option grants to non-employee directors]

This Nonstatutory Stock Option Agreement (this “Agreement”), granted as of “Date,” is between Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), and “Name” (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has established the 1997 Stock Incentive Plan (the “Plan”) for employees, non-employee directors and consultants of the Company and its affiliates; and

WHEREAS, the Company anticipates that the Plan will promote the best interests of the Company and its shareholders (i) by providing participants with an opportunity to acquire a proprietary interest in the Company thereby providing them with a stronger incentive to strive for the continued success and growth of the Company, and (ii) by aiding the Company to attract and retain key personnel, non-employee directors and consultants; and

WHEREAS, the Company has granted to the Participant the right to participate in the Plan in the manner and subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the benefits that the Company expects to be derived in connection with the services to be hereafter rendered to it or its affiliates by the Participant, the Company and the Participant hereby agree as follows:

1.

Provisions of Plan Control.  This Agreement will be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference.  The Plan empowers the Compensation Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan will be binding upon the Participant.  Notwithstanding the foregoing, the Board of Directors is responsible for approving any awards made under the Plan to the Company’s non-employee directors.  Unless otherwise provided herein, all capitalized words in this Agreement will have the meaning ascribed to them in the Plan.  A copy of the Plan will be delivered to the Participant upon reasonable request.

2.

Option; Number of Shares; Option Price.  The Participant will have the right and option to purchase the number of shares of the Company’s Common Stock (individually, a “Share” and jointly, the “Shares”) set forth on the Appendix or Appendices hereto pursuant to the terms and conditions set forth in this Agreement (the “Option”).  The purchase price for each of the Option Shares will be the purchase price set forth on the Appendix or Appendices hereto.

3.

Time Limitations on Exercise of Option.  Except as otherwise provided in the Plan and subject to Paragraph 4 hereof, the Option will vest 100% upon grant.  Accordingly, upon grant, the Option is immediately exercisable as to all of the Shares underlying the Option.  To the extent not previously exercised according to the terms hereof, and notwithstanding any other provision of the Option to the contrary, the Option will expire on the tenth anniversary of its date of grant.

4.

Termination of Employment.  The Option will be exercisable upon the termination of the Participant’s employment relationship with the Company and its subsidiaries only in the manner and to the extent provided in Section 12 of the Plan, as modified herein.  In general, an Option will be exercisable for one year after the Participant’s death or disability, as defined in Section 12(c)(ii) of the Plan.  In all other cases, unless the Compensation Committee determines otherwise, an Option will be exercisable for two years following the date of termination of the Participant’s service on the Board of Directors.  In all events, and notwithstanding anything herein contained to the contrary, no Option will be exercisable after the tenth anniversary of its date of grant.

5.

Method of Exercising Option.  The Option may be exercised in whole or in part by delivery to the Company, at the office of its Secretary at Wisconsin Rapids, Wisconsin, of (a) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, and (b) payment in full of the exercise price of the Shares then being acquired in the form permitted by Section 9 of the Plan.  The Company will have the right to delay the issue or delivery of any Shares to be delivered hereunder until (a) the completion of such registration or qualification of such Shares under federal, state or foreign law, ruling or regulation as the Company will deem to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

6.

Prohibitions Against Transfer.  The Option, and the rights and privileges conferred hereby, may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Participant, or be subject to execution, attachment or similar process, and will be exercisable only by the Participant, except as provided in Section 12(c) of the Plan and the Appendix or Appendices hereto.

7.

Notices.  Any notice to be given to the Company under the terms of this Agreement will be given in writing to the Company in care of its Secretary at 2911 Peach Street, Wisconsin Rapids, Wisconsin 54495-8036.  Any notice to be given to the Participant may be addressed to him at his address as it appears on the payroll records of the Company or any affiliate thereof.  Any such notice will be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

8.

Taxes.  The Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the exercise of the Option, and the Company may defer making delivery with respect to Shares for which the Option was exercised until arrangements satisfactory to the Company have been made with respect to such withholding obligations.

IN WITNESS WHEREOF, the Company has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

RENAISSANCE LEARNING, INC.

By:

John R. Hickey, President and Chief
Executive Officer

The undersigned Participant hereby accepts the foregoing Option and agrees (i) to the several terms and conditions hereof and of the Plan, and (ii) that the terms and conditions of this Agreement will apply to all Appendices hereto.

“Participant Name”

APPENDIX [A]

Participant:  “Name”

Date of Grant:  “Date”

Number of Option Shares	Exercise Price

________________________________________

“Participant Name”